UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Dow Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Let’s vote on it. Let your proxy vote be heard. Your vote matters. Please vote today. We’ve made it easy, so take two minutes right now on any device you prefer. PHONE TABLET PC Go to: http://www.proxyvote.com P19055- EPB Company Logo

PLEASE VOTE YOUR PROXY TODAY Enclosed are the proxy materials of Dow Inc. in connection with its 2025 Annual Meeting of Stockholders to be held on April 10, 2025. We encourage you to review all the information contained in the proxy materials before voting. Your vote is important. Please vote in advance, even if you plan to attend the 2025 Annual Meeting. Three easy ways to vote are listed below. For efficiency and to save costs, internet or telephone voting is recommended, using the 16-digit control number found on the proxy card or voting instruction form. www.proxyvote.com 1-800-690-6903 or the number provided on your voting instructions Use the postage-paid envelope provided if you received printed proxy materials The following lists the proposals for which Dow’s Board of Directors is soliciting proxies at the 2025 Annual Meeting, together with the Board’s recommendation on each proposal: Agenda Item Board Recommendation 1: Election of Directors FOR 2: Advisory Resolution to Approve Executive Compensation FOR 3: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2025 FOR Your vote is important no matter how many shares you hold. Please vote promptly. If you hold shares in multiple accounts, please vote each proxy card or voting instruction form you receive to ensure that all your shares are represented at the 2025 Annual Meeting. If you have questions or need assistance voting your shares, please contact Dow’s proxy solicitor, D.F. King & Co., Inc. toll-free at (866) 342-4884. Go paperless Enroll in electronic delivery for stockholder materials Going paperless is not only convenient for stockholders, but it also saves resources and reduces our impact on the environment. Sign up for electronic delivery in four easy steps: 1 Go to https://enroll.icsdelivery.com/dow. 2 Select the option for how you own your shares. 3 Complete the steps for e-delivery enrollment. 4 Review the Description of Service and click Enroll in Electronic Delivery. For more information, please visit: investors.dow.com. SCAN TO ENROLL TODAY Company Logo

Go paperless! Enroll in electronic delivery for stockholder materials. SCAN TO ENROLL TODAY Let's vote on it. Let your proxy vote be heard. Your vote matters. Please vote today. We’ve made it easy, so take two minutes right now on any device you prefer. PHONE TABLET PC Go to: http://www.proxyvote.com Please contact Dow’s proxy solicitor, D.F. King & Co., Inc. toll free at (866) 342-4884 if you have questions or need assistance voting your shares. P19055- EPN Company Logo

Frequently Asked Questions Why am I receiving this Notice of Internet Availability? The Securities and Exchange Commission (“SEC”) permits companies to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice provides instructions on how to view your company’s proxy materials, vote online and request a full set of printed materials by mail. There are several advantages to your company sending a Notice instead of a full set of materials, including lowering your company’s costs and reducing the environmental impact from printing and mailing full sets of proxy materials. How do I view the proxy materials online? Go to www.proxyvote.com and enter your control number to get started. Your control number can be found on the enclosed Notice. What if I prefer to receive a paper copy of the proxy materials? You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to do so can be found in the Get informed before you vote section of the Notice. Can I receive proxy materials for future meetings by e-mail rather than receive a Notice? Yes you can. Go to www.proxyvote.com and make your choice in the Delivery Settings section. For more information about the SEC’s Notice and Access Proxy Rules please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml. DOCUMENT ID 2/23